UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

     April 21, 2008
Date of Report (Date of earliest event reported)

     COLUMBUS VENTURES INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-52565	72-1619354
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

810 Peace Portal Drive, Suite 210
Blaine, WA	98230
(Address of principal executive offices)	(Zip Code)

(360) 510-1240
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

The disclosure under Item 2.03 of this Current Report on Form 8-K is hereby incorporated by reference.

SECTION 2 – FINANCIAL INFORMATION

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On April 21, 2008, Columbus Ventures Inc. (the “Company”) entered into a loan agreement (the “Loan Agreement”) with Alvaro Vollmers, its sole executive officer and director, whereby Mr. Vollmers loaned an aggregate $59,935 to the Company (the “Loan”). Mr. Vollmers had previously advanced the principal amount of the Loan to the Company. The Loan is due on or before October 25, 2008 and incurs interest at a rate of 8% per annum. The Company has agreed to repay the Loan as follows: (i) $20,000 upon execution of the Loan Agreement; (ii) monthly payments of $7,000 commencing on May 25, 2008 to and including September 25, 2008; and (iii) the balance of the Loan plus accrued interest on or before October 25, 2008.

The above summary is qualified in its entirety by reference to the full text of the loan agreement and promissory note, copies of which are filed as exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

Exhibit Number	Description of Exhibit

10.1	Loan Agreement dated April 21, 2008 between Columbus Ventures Inc. and Alvaro Vollmers

10.2	Promissory Note dated April 21, 2008 between Columbus Ventures Inc. and Alvaro Vollmers for the loan of $59,935

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLUMBUS VENTURES INC.
Date: April 25, 2008

	By:	/s/ Alvaro Vollmers

Alvaro Vollmers
Chief Executive Officer, Chief Financial Officer,
President, Secretary and Treasurer